Amended and Restated
                       Mortgage Loan Repurchase Agreement

         This Amended and Restated Mortgage Loan Repurchase Agreement is effective this 2nd day of April, 2002, by and between by and between Horizon Bank and Northeast Mortgage Corporation and subsidiary Northeast Mortgage LLC. ("Mortgage Company"). This Agreement amends, restates and supersedes that certain Mortgage Loan Repurchase Agreement executed by the Parties effective the 14th day of May 2001.
         Each of the parties represents that it is duly organized, validly existing, and in good standing according to laws governing its organization. Each of the parties represents that it has the necessary power and authority to enter into this Agreement.
         This Agreement evidences the terms upon which Mortgage Company agrees, from time to time, to sell, assign and transfer its interest in certain mortgage loans to Horizon Bank against the transfer of funds to Mortgage Company by Horizon Bank and the simultaneous Agreement by Horizon Bank to resell, reassign and transfer back to Mortgage Company said interest in said mortgage loans at a date certain or on demand against the receipt of funds from, or on behalf of Mortgage Company.

1. DEFINITIONS. The Parties agree that throughout this Agreement and all other documents and agreements executed in connection with this transaction, the following terms will have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice-versa).

                  "Agreement" shall mean this Amended and Restated Mortgage Loan Repurchase Agreement, as amended, supplemented, or modified from time to time.

                  "A-Rated Loan" shall mean a Mortgage Loan rated by Freddie Mac or Fannie Mae as having a Borrower with a high quality or "A" credit rating.

                  "Borrower" shall mean the Person borrowing money from Mortgage Company in connection with any Loan Transaction who owes performance under the Note, Mortgage, and the other Loan Documents evidencing such Loan Transaction.

                  "Business Day" shall mean any weekday on which Horizon Bank is open for general business.

                  "Horizon Bank" shall mean Horizon Bank, with an office located at 515 Franklin Street, Michigan City, Indiana 46360.

                  "End Investor" shall mean the Person who purchases a Repurchased Loan from Mortgage Company or a Loan directly from Horizon Bank for the purpose of holding such Loan for the duration of the term of the Note evidencing such Loan.

                  "Fannie Mae" shall mean Fannie Mae, a quasi-governmental purchaser of mortgage loans in the Secondary Market.


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                  "FHA" shall mean the Federal Housing Administration, an agency of the United States of America providing mortgage insurance.

                  "Freddie Mac" shall mean Freddie Mac, a quasi-governmental purchaser of mortgage loans in the Secondary Market.

                  "Government Insured Loan" shall mean a Loan that has been insured under a loan insurance program authorized and administered by or through an agency of the United States Government.

                  "Government Guaranteed Loan" shall mean a Loan the payment of which, either in whole or in part, has been guaranteed under a loan guaranty program authorized and administered by or through an agency of the United States Government.

                  "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

                  "Loan" shall mean a Mortgage Loan purchased by Horizon Bank from Mortgage Company under the provisions of section 2 of this Agreement, including the Note, the Mortgage securing the mortgage note, and all other Loan Documents relating to the mortgage loan being purchased, and any and all rights incident to any of the aforementioned.

                  "Loan Documents" shall mean with respect to any Loan Transaction, the Note, the Mortgage securing the Note, the assignment of the Note and Mortgage to Horizon Bank, and those documents required to be submitted by Mortgage Company to Horizon Bank pursuant to the provisions of section 2.02(e) of this Agreement.

                  "Loan Transaction" shall mean the process of lending by Mortgage Company to a Borrower in connection with a Loan, including funding of the Loan and the execution and/or delivery of all necessary Loan Documents and other actions required to close the Loan.

                  "Mortgage" shall mean the mortgage, trust deed, deed of trust, or other document executed by Borrower in connection with a Loan Transaction which creates a Lien on the Mortgaged Property securing the Loan. Unless otherwise specified, any reference in this Agreement to a Mortgage shall be deemed to mean either a first or second position lien on real estate, as depicted in the Loan Documents.

                  "Mortgage Company" shall mean Northeast Mortgage Corporation and Subsidiary Northeast Mortgage LLC, a _Connecticut corporation, with its principal offices located at 800 Main Street South, Southbury, CT 06488.

                  "Mortgage Loan" shall mean a mortgage loan submitted by Mortgage Company to Horizon Bank for purchase which loan has been made by Mortgage Company to a Borrower in the ordinary course of Mortgage Company's business either to finance a Borrower's purchase of a one-to-four family dwelling; or (2) to allow a Borrower to refinance existing mortgage indebtedness outstanding with respect to a one-to-four family dwelling; or (3) to provide equity line or loan consolidation financing to a Borrower.

                  "Mortgaged Property" shall mean the real estate, improvements located thereon, and all other interests incidental thereto described in a Mortgage.

                  "Note" shall mean the promissory note executed by the Borrower in connection with a Loan Transaction to evidence the Loan made by Mortgage Company to Borrower, all rights and interests under said promissory note, and any renewal, extension, modification, replacement or refinancing thereof.

                  "Parties" shall mean collectively, Horizon Bank and Mortgage Company, their respective successors and assigns.

                  "Person" means any individual, limited liability company, partnership, corporation, business trust, joint stock company, trust, unincorporated associations, joint venture, governmental authority, quasi-governmental entity or other entity of whatever nature.

                  "Prime Rate" shall mean the floating, daily variable rate of interest defined as the "Prime Rate" as published from time to time under the Money Rates section in The Wall Street Journal and defined therein as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks. If more than one Prime Rate is quoted therein, or a range of rates is published, then the Prime Lending Rate shall be the highest rate published. The interest rate will change each time that, as of the date that, and to the extent that the Prime Rate changes. Interest will be computed on the basis of the actual number of days elapsed over a year consisting of 360 days.

                  "Repurchase Period" shall have the meaning ascribed to such term in section 3 of this Agreement.

                  "Repurchased Loan" shall mean a Loan repurchased by Mortgage Company from Horizon Bank pursuant to the provisions of section 3 of this Agreement.

                  "Secondary Mortgage Market" shall mean the buying and selling of mortgage loans by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or other Horizon Bank approved non-government investors for the purpose of holding such loan for the duration of the term of the note evidencing such loan.

                  "Sub-Prime Rated Loan" shall mean an other than A-Rated Loan or a loan secured by a second mortgage held by Horizon Bank, whether or not Horizon Bank also holds a first mortgage.

                  "VA" shall mean the Veterans Administration, an agency of the United States of America providing mortgage insurance.


2.       TERMS OF PURCHASE

         The following conditions must be satisfied by Mortgage Company with respect to each Mortgage Loan prior to the sale of each Mortgage Loan to Horizon

Bank. Any commitment by Horizon Bank to purchase a specific Mortgage Loan from Mortgage Company shall be subject to satisfaction of the conditions herein stated and the satisfaction by Mortgage Company of all its other representations, warranties, agreements and covenants under this Agreement. Mortgage Company agrees that Horizon Bank has no obligation by reason of this Agreement to purchase from and accept the assignment and transfer from Mortgage Company of any of its Mortgage Loans, and the purchase of a particular Mortgage Loan by Horizon Bank on one occasion shall not imply or create an obligation on the part of Horizon Bank to purchase any other Mortgage Loans or Mortgage Loans aggregating any amount. Rather, the purchase of Mortgage Loans by Horizon Bank shall be on a case-by-case basis solely within Horizon Bank's discretion.

         2.01 Restrictions on Loans Subject to Purchase by Horizon Bank. Notwithstanding any term or provision to the contrary contained in this Agreement, the Parties agree that unless specifically allowed as checked and initialed below, the only Loans which will be subject to purchase by Horizon Bank under this Agreement shall be Loans secured by first Mortgages for sale to an End Investor, not part of a bulk sale transaction.
                                                                Not
                  Type of Loan Subject to Purchase  Allowed   Allowed   Initials

                  Loan Secured by Second Mortgages      X        [ ]    ________

                  Loans Comprising Part of
                  Bulk Sale to End Investor             X        [ ]   _________

         2.02 Conditions That Must be Satisfied Before Horizon Bank Will Consider Purchasing any Mortgage Loan:

                  (a) Origination. Mortgage Company or its agents will have originated the Mortgage Loan.

                  (b) Closing. The Mortgage Company or its agents will have processed and closed the Mortgage Loan through an independent title or escrow company acceptable to Horizon Bank.

                  (c) Term. The term of each Mortgage Loan shall not be less than 180 months nor more than 360 months unless the Mortgage Loan is being submitted for purchase under a specific program which allows for varying terms.

                  (d) Purchase Price. Mortgage Loans purchased by Horizon Bank pursuant to terms of this Agreement shall be purchased at par or a lesser amount as agreed by the Parties.

                  (e) Documentation Requirement. The following listed documentation, if applicable, must be submitted by Mortgage Company and received by Horizon Bank prior to its purchase of such Mortgage Loan. In addition to the listed information, if requested by Horizon Bank, Mortgage Company will send Horizon Bank a complete document package for each purchased Loan within two
                           (2) business days following receipt of such request.

                           1) A-Rated Loans: The following documentation must be provided to Horizon Bank in connection with its purchase of an A-Rated Loan:

                           *        Prepared Overnight  Mail/Airbill  Ticket for
to End                              Transmittal of Note Investor

                           *        Original & Certified Copy of Note
                           *        Original   Assignment  to  Horizon  Bank  in
                                    Recordable Form
                           *        Copy  of End  Investor  Commitment  or  D.E.
                                    Underwriting Approval or Desktop
Underwriting Approval
                           *        Copy of Application (1003)
                           *        Copy of Loan Analysis (1008)

                           2) Sub-Prime Rated Loans: The following documentation must be provided to Horizon Bank in connection with its purchase of a Sub Prime Rated Loan:

                           * Prepared Overnight Mail/Airbill Ticket for Transmittal of Note to End
Investor
                           *        Original & Certified Copy of Note
                           *        Original   Assignment  to  Horizon  Bank  in
                                    Recordable Form
                           * Copy of End Investor Commitment (Flow basis loan)
                           * Copy of Underwriting Approval (Bulk basis loan)
                           * Certified Copy of Mortgage (1st and last page)
                           *        Copy of HUD Settlement Statement
                           *        Copy of First  Lien  Letter  or  Preliminary
                                    Title Policy
                           *        Copy of Application (1003)
                           *        Copy of Credit Report
                           *        Copy of Loan Analysis (1008)
                           *        Evidence of PMI (if applicable)
                           *        Copy of Appraisal (1st and 2nd page)
                           *        Copy of Hazard Insurance

         2.03 Eligible Mortgage Loans. Only Mortgage Loans which are secured by Mortgages placed on existing one-to-four family dwellings originated, processed and closed by Mortgage Company and/or its agents will be considered for purchase by Horizon Bank pursuant to the terms of this Agreement.

         2.04     Underwriting Standards.
                  (a) Non-government insured or guaranteed Mortgage Loans must conform to the underwriting guidelines promulgated by the End Investor identified by the Mortgage Company to purchase the Mortgage Loan being considered for purchase by Horizon Bank, whether such guidelines are published in the End Investor's Sellers' and Servicers' Guides, or otherwise.

                  (b) FHA or VA Mortgage Loans will have been submitted to, and approved by, the appropriate agency prior to presentation to Horizon Bank for purchase. Underwriting approval by a government approved underwriter employed by Mortgage Company shall satisfy this standard.

                  (c) Mortgage Guaranty Insurance shall be in place or guaranteed by the FHA or the VA, as applicable, on all Government Guaranteed Loans. Such insurance or guarantee shall be evidenced by a Mortgage Insurance Certificate issued by FHA or a Loan Guaranty Certificate issued by VA and must be received by Horizon Bank within 120 days of its purchase of the Loan. Non-government insured or guaranteed Loans with a loan-to-value ratio in excess of 80% and not otherwise approved in writing by Horizon Bank shall have private mortgage insurance with full term coverage underwritten by a private mortgage insurance company acceptable to Horizon Bank. Proof of such mortgage insurance coverage must be provided to Horizon Bank at the time of its purchase of the Loan.

         2.05 Limitations on Loan Purchases. At no time shall the aggregate value of the Loans purchased from Mortgage Company and held by Horizon Bank which remain subject to repurchase by Mortgage Company exceed the sum of $25,000,000.00.

3.       TERMS OF REPURCHASE

         Mortgage Company shall have the right to repurchase from Horizon Bank each and every Loan purchased from Mortgage Company by Horizon Bank pursuant to the terms of this Agreement on or before the sooner of either of the following deadlines (the "Repurchase Period"): 1) On or prior to the time the Loan is purchased in the Secondary Mortgage Market per the terms of the End Investor's commitment, or 2) no later than ninety (90) days following Horizon Bank's purchase of the Loan. Horizon Bank, at its sole discretion, may grant additional time to Mortgage Company to repurchase any Loan it previously sold to the bank. Mortgage Company agrees that any Loans it elects not to repurchase within the Repurchase Period shall be placed by Mortgage Company with an End Investor and the purchase to such End Investor shall be completed within the Repurchase Period.
         3.01 Repurchase Price. Mortgage Company will pay an amount equal to that which Horizon Bank paid Mortgage Company for the Loan being repurchased by Mortgage Company plus a price differential that consists of an interest charge, the calculation of which is described below in section 3.02, and a fifty dollar ($50.00) processing fee.

         3.02 Interest Rate and Method of Interest Calculation. Horizon Bank will be compensated for its purchase of Loans pursuant to the terms of this Agreement by collecting an interest charge from Mortgage Company. The interest charge under this Agreement applicable to the purchase Loans will vary depending on the type of Loan and on the length of time that Horizon Bank holds the Loan in its portfolio pending repurchase by Mortgage Company.

                  1) Interest Rate applicable to A-Rated Loans: The following interest rate structure will apply to A-Rated Loans (only boxes checked are applicable):

                           X Prime Rate minus one-quarter (-.25%) percent for the first thirty (30) days that an A-Rated Loan remains unpurchased from Horizon Bank.

                           X Prime Rate plus zero (0%) percent from day thirty-one (31) to day sixty (60) that an A-Rated Loan remains unpurchased from Horizon Bank.

                           X Prime Rate plus one (1.00%) percent from day sixty-one (61) to day ninety (90) that an A-Rated Loan remains unpurchased from Horizon Bank.

                           X Prime Rate plus three (3.00%) percent from day ninety-one (91) to the date of repurchase from Horizon Bank of an A-Rated Loan.

                  2) Interest Rate applicable to Sub-Prime Rated Loans. The following interest rate structure will apply to Sub-Prime Rated Loans (only boxes checked are applicable):

                           X Prime Rate plus Two (2.00%) percent for the first ninety (90) days that a Sub-Prime Rated Loan remains unpurchased from Horizon Bank.

                           [ ]      Prime Rate plus  (____%)  percent from day
                                    __________ (____) to the date of repurchase from Horizon Bank of a Sub-Prime Rated Loan.

                           [ ]      Prime Rate plus  (____%)  percent  for the
                                    first   __________   (____)   days   that  a
                                    Sub-Prime Rated Loan remains unpurchased from Horizon Bank.

                           X Prime Rate plus Three (3.00%) percent from day ninety-one (91) to the date of repurchase from Horizon Bank of a Sub-Prime Rated Loan.

                  3) Method of Interest Calculation. The designated interest rate will be charged on the actual purchase amount for the actual number of days elapsed. When the Loan purchase date and the subsequent date of repurchase are the same date, one (1) day of interest will be due. Elapsed days on existing Loans will include the day the Loan was purchased by Horizon Bank through the day immediately prior to the date of repurchase by Mortgage Company, with a minimum of one (1) day of interest being due.

                  4) Interest Rate Change. Horizon Bank reserves the right from time to time during the term of this Agreement to increase or decrease, at its election, the interest rate applicable to either A-Rated Loans or Sub-Prime Rated Loans by giving Mortgage Company five (5) days written notice of such interest rate change. The Parties agree that for the purposes of this paragraph 3.02 (4), facsimile notice to Mortgage Company shall be deemed sufficient notwithstanding any other provision in this Agreement to the contrary. Facsimile notice may be given by Horizon Bank to Mortgage Company at the following number: , or to such other number as Mortgage Company may identify to Horizon Bank in writing from time to time. The adjusted interest rate shall automatically become effective on the sixth (6th) calendar day following the date such written notice is sent to Mortgage Company ("Effective Date") but shall only apply to Loans (either A-Rated or Sub-Prime, depending on which type of Loan the interest rate change was applicable) purchased by Horizon Bank on or after the Effective Date. Such modified interest rate shall remain in effect until further notice is given by Horizon Bank to Mortgage Company consistent with this section 3.02 (4).

         3.03 Method of Interest and Fee Collection by Horizon Bank. Horizon Bank will ordinarily collect the interest and fees due on each Loan at the time of repurchase by Mortgage Company or at the time of sale to the End Investor. However, Horizon Bank, at its sole discretion, may demand and collect from Mortgage Company interest calculated as provided in Section 3.02 above and any principal pay downs received by Mortgage Company on any Loan previously sold to Horizon Bank but not yet repurchased by Mortgage Company or sold to an End Investor. A monthly invoice will be forwarded to Mortgage Company and will be due and payable by the fifteenth day of the month the invoice was forwarded to Mortgage Company.

         3.04 Effective Date of Repurchase. Mortgage Company shall have the right to repurchase the Loans it previously sold to Horizon Bank pursuant to the terms of this Agreement with immediately available funds delivered to Horizon Bank's office at 515 Franklin Street, Michigan City, Indiana, or to a designated depository of Horizon Bank via wire transfer (made and confirmed) prior to 3:00 P.M. prevailing Chicago time. Funds received after that time shall be deemed to have been received by Horizon Bank on the next following Business Day. Actual repurchase dates will be determined accordingly.

         3.05 Note Interest. Upon repurchase of a Loan by Mortgage Company from Horizon Bank and upon the payment to Horizon Bank by Mortgage Company of the interest set forth in paragraph 3.02 above, Horizon Bank agrees to credit to Mortgage Company an amount equal to any earned interest on the Note associated with such Loan that may have been included in the funds received by Horizon Bank from or on behalf of Mortgage Company to effect such specific Loan repurchase.

         3.06 Loan Put Rights. The Parties hereto agree that Horizon Bank shall have the right to require Mortgage Company to repurchase at any time any Loan purchased from Mortgage Company by giving written repurchase notification to Mortgage Company. Mortgage Company shall repurchase any such Loan within 48 hours from date of notification.

         3.07 Real Estate Put Rights. The Parties hereto agree that at any time Horizon Bank shall have the right to require Mortgage Company to purchase from Horizon Bank, at no financial loss to Horizon Bank, any Mortgaged Property, the title to which is obtained by Horizon Bank from either a deed-in-lieu of foreclosure or Mortgage foreclosure action relative to any Loan previously purchased by Horizon Bank from Mortgage Company by giving written notification to Mortgage Company. Mortgage Company shall purchase such Mortgaged Property within 48 hours from date of notification.

         3.08 Revolving Repurchase Obligation. Notwithstanding anything contained herein to the contrary, the obligation of Mortgage Company to repurchase pursuant to the foregoing paragraphs (3.06) and (3.07) shall be limited to a maximum amount of $25,000,000.00 at any given time, however, there shall be no aggregate limitation. In other words, the obligation to repurchase shall revolve and continue until all obligations of Mortgage Company to Horizon Bank have been satisfied.

         3.09 Delivery to Secondary Mortgage Market. Mortgage Company and Horizon Bank hereby agree that Mortgage Company shall cause the delivery of each Loan to the Secondary Mortgage Market within twenty (20) days from date of purchase by Horizon Bank from Mortgage Company.

4.       GENERAL REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

         4.01 Mortgage Company's Ownership of Loans Sold and Compliance with Applicable Law.

                  (a) Mortgage Company's Ownership. Mortgage Company represents and warrants to Horizon Bank, as to each Loan sold to Horizon Bank under this Agreement, that Mortgage Company is the sole owner of the Loan; that Mortgage Company has the authority to sell, transfer and assign the Loan on the terms herein set forth; and that there has been no assignment, sale or hypothecation of the Loan by Mortgage Company to any other party and that the Loan is transferred to Horizon Bank free and clear of any Lien or other interests of any other party.

                  (b) Compliance with Applicable Law. Mortgage Company further represents and warrants to Horizon Bank, as to each Loan sold to Horizon Bank under this Agreement, that all applicable federal and state laws, rules and regulations, as from time to time promulgated and amended, have been complied with, including but not by way of limitation: applicable usury, interest rate and closing cost limitations; all applicable state and federal laws and regulations that apply to real estate loans and home loans (whether or not Mortgage Company is subject to such laws and regulations), all applicable state and Federal laws and regulations governing lending, including the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act, the Truth in Lending Act of 1968, and all applicable regulations issued pursuant thereto.

                  (c) Insurance and Trustees. Mortgage Company further represents and warrants to Horizon Bank, as to each Loan sold to Horizon Bank under this Agreement, that all conditions for insurance or guaranty as required by the National Housing Act of 1934, as amended, and the rules and regulations thereunder, or as required by the Servicemen's Readjustment Act of 1944, as amended, and the rules and regulations thereunder, or by any mortgage insurance company insuring the loan, have been satisfied, and said insurance or guaranty is valid and enforceable.

                  (d) Fidelity and Mortgagees E & O Coverage. Mortgage Company represents and warrants to Horizon Bank that it has Fidelity and Mortgagees Errors & Omissions Insurance coverage in effect and that Horizon Bank has been named at the loss payee. Horizon Bank reserves the right to require minimum coverage amounts. The insurance carrier must be acceptable to Horizon Bank. The insurance policy cannot be canceled without 30 days prior written notice to Horizon Bank.

         4.02 Other Warranties and Representations of Mortgage Company. Mortgage Company further represents and warrants to Horizon Bank, as to each Loan sold to Horizon Bank under this
                  Agreement:

                  (a) That the applicable Loan Documents have been duly executed by the Borrower, and that the applicable Loan Documents have been duly acknowledged and recorded with the appropriate public officers as may be necessary to perfect the security interest in the Mortgaged Property securing the Loan;

                  (b) That the Borrower has duly executed appropriate documents indicating that the Borrower has received all disclosures required by applicable laws and regulations and that the Borrower has executed a compliance agreement whereby the Borrower agrees to sign any additional documents that are necessary so as to fully and correctly document the loan file as required by all applicable Secondary Mortgage Market standards;

                  (c) That the full original principal amount less applicable fees of the Loan has been advanced to the Borrower; that the unpaid principal balance of the Loan is as stated; that costs, fees, and expenses in making, closing and recording the Loan have been paid; that no part of the Mortgaged Property has been released from the Mortgage securing such Loan; and that the Loan is not in default;

                  (d) That each Loan which Mortgage Company represents to be insured by a private mortgage insurance company or which Mortgage Company represents to be a Government Insured Loan or Government Guaranteed Loan, is so insured or guaranteed;

                  (e) That the assignment of the Loan from Mortgage Company to Horizon Bank is valid and legally sufficient and will be timely recorded with the appropriate public officers at Mortgage Company's expense;

                  (f) That the improvements to the Mortgaged Property are insured by hazard insurance policies issued by a company that is acceptable to Horizon Bank and that such policies: (I) are in an amount at least equal to the outstanding principal of the Loan, or the full insurable value of the improvements, whichever is less, (ii) are of a type substantially in the form or at least as protective of the Mortgagee as the fire and extended coverage contained in the "New York" loss mortgage clause (also known as "standard") which provides that the mortgagee's hazard insurance is not invalidated by acts of the Borrower, and (iii) contain suitable provisions for payment on all present and future loans on the Mortgaged Property in order of precedence;

                  (g) That all payments required to be made, as of the date of purchase by Horizon Bank from Mortgage Company, under the terms of the Loan have been made;

                  (h) That all parties to the Loan have capacity to execute the same;

                  (i) That the Mortgage securing the Loan is a valid, subsisting and enforceable Lien on the Mortgaged Property whose priority is established according to the terms of the Loan requirements and applicable Loan Documents; that the Loan (and related Loan Documents) is genuine and in all respects is what it purports to be; and that the Mortgaged Property is free and clear of all Liens having priority over the Mortgage securing the Loan except as otherwise specifically approved by Horizon Bank except for liens for real estate taxes and special assessments not yet due and payable;

                  (j) That there are no unpaid taxes, ground rents, water charges, sewer rents, assessments (including any assessments payable in future installments) or other outstanding charges affecting the Mortgaged Property securing the Loan, other than taxes adequately provided for in an escrow account;

                  (k) That the terms of the Loan have not been waived, altered or modified in any respect, except by instruments of record described by the title insurance policy accompanying the Loan; that the Loan is fully enforceable against the Borrower according to its stated terms; and that there are no setoffs, counterclaims, recoupments or defenses to the obligations of the Borrower to pay the principal and interest as stated to remain unpaid;

                  (l) That the Loan has not been satisfied or subordinated, in whole or in part, and the Mortgage securing payment of the Loan has not been released, in whole or in part;

                  (m) That with regard to an FHA Government Insured Loan, the Federal Housing Commissioner has or will issue his Mortgage Insurance Certificate and that the insurance premium has been paid to the Federal Housing Commissioner, and that nothing has been done or omitted, the effect of which act or omission would be to invalidate the contract of insurance with the FHA, and that all FHA insured Loans comply with the regulations of the FHA;

                  (n) That with regard to a VA Government Guaranteed Loan, the Department of Veteran's Affairs has or will issue its Loan Guaranty Certificate for "full guarantee" and that nothing has been done or omitted, the effect of which act or omission would be to invalidate the guaranty by the Department of Veteran's Affairs and that all VA Guaranteed Loans comply with the regulations of the Department of Veteran's Affairs;

                  (o) That the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or other such Liens, and no rights are outstanding that under law could give rise to any such Lien;

                  (p) That all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property and that the improvements have been completed in full compliance with the rules and regulations of any governmental department or agency having jurisdiction thereof, and further, that such compliance will be maintained throughout Horizon Bank's ownership thereof.

                  (q) That there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and said property is undamaged by fire, windstorm or flood, waste, tornado or any other cause;

                  (r) That Mortgage Company asserts it has no knowledge of any circumstances or conditions with respect to the Loan, the Mortgaged Property, the Borrower or the Borrower's credit standing that can be reasonably expected to cause private or institutional End Investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan;

                  (s) That all Persons or entities which have had any interest in the Loan, whether as a mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (I) corporations organized under the laws of the state wherein the Mortgaged Property is located, or (ii) corporations qualified to do business in such state, or (iii) corporations not "doing business" in such state pursuant to laws in such state requiring the qualification of foreign corporations doing business in the state;

                  (t) That the Loan Documentation contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including: (I) in the case of a Mortgage designated as deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure; and that there is no homestead or other exemption available to the Borrower that would interfere with such right to sell at a trustee's sale or right to foreclose;

                  (u) That each Loan is covered by an American Land Title Association ("ALTA") mortgage title insurance policy or other generally acceptable form or policy or insurance acceptable to the Fannie Mae, Freddie Mac, and the Government National Mortgage Association ("GNMA"), issued by a title insurer acceptable to the Fannie Mae, Freddie Mac, and the GNMA, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Mortgage Company, its successors and assigns, as to the applicable priority of the Lien of the Mortgage securing the Loan in the original principal amount of the Loan; that Mortgage Company is the named insured and the sole insured of such mortgage title insurance policy; that the assignment to Horizon Bank of Mortgage Company's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer; that such mortgage title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement; that no claims have been made under such mortgage insurance title policy; and that no prior holder of the Loan, including Mortgage Company, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy; and that Mortgage Company is unaware of any facts that would constitute a defense to payment of any claim by the title insurer under such mortgage title insurance policy;

                  (v) That if the Mortgaged Property is in an area identified in the Federal Register by any United States government agency, including the Federal Emergency Management Agency, as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of:
                           (I) the  outstanding  principal  balance of the Loan,
                           (ii) the full insurance value, or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973. Mortgage Company shall maintain in its possession, available for Horizon Bank's inspection, and will deliver to Horizon Bank, documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as the same may be amended, to the Mortgaged Property; that all such insurance policies contain a standard mortgagee clause naming Mortgage Company, its successors and assigns, as mortgagee and that all premiums due thereon have been paid; that the terms of each Loan obligate the Borrower thereunder to maintain all such insurance at the Borrower's cost and expense, and on the Borrower's failure to do so, authorizes the holder to obtain such insurance at the Borrower's cost and expense, and to obtain reimbursement therefor from the Borrower;

                  (w) That all terms, conditions and covenants in this Agreement or any Loan Agreement between Horizon Bank and Mortgage Company pursuant to which the Loan has been purchased have been and will be fully complied with by Mortgage Company; and that all representations and warranties of Mortgage Company in this Agreement and any other Agreement between the Parties with respect to the Loan are true and correct and have not and will not be breached, and that Mortgage Company will promptly notify Horizon Bank if it becomes aware of such representations or warranties becoming untrue, incorrect or breached in the future;

                  (x) That each Loan has been made and closed in strict accordance with any commitment issued by Mortgage Company to the Borrower;

                  (y) That Mortgage Company has underwritten each Loan to the specifications of a specified Horizon Bank approved End Investor, including government agencies to whom the Loan has either been pre-sold or is committed to be sold to under the terms of a forward sale/purchase arrangement entered into between
                           Mortgage Company and an End Investor that has been approved and accepted by Horizon Bank and that no financial loss will result to Horizon Bank due to the resale of Loans ultimately sold to any such End Investor by Mortgage Company.

         4.03     Mortgage Company's Duties.

                  (a) Perfection of Title. Mortgage Company shall take all action necessary to perfect title to any Loans sold to Horizon Bank under this Agreement.

                  (b) Delivery of Documentation. Mortgage Company shall deliver to Horizon Bank, with respect to each Loan sold to Horizon Bank under this Agreement, all Loan Documents and shall execute and deliver to Horizon Bank any other documents necessary to sell, assign and transfer the Loans to Horizon Bank. Upon Horizon Bank's demand, Mortgage Company shall further deliver to Horizon Bank, with respect to each Loan sold to Horizon Bank under this Agreement, evidence that Mortgage Company has complied with each of Mortgage Company's representations, warranties, and covenants under this Agreement, including, without limitation, evidence that Mortgage Company has complied with all applicable federal and state laws, rules and regulations with respect to the Loan and Mortgage Company's extension of credit to the Borrower. All such documents must be acceptable to Horizon Bank and its legal counsel as to form and execution.

                  (c) Quality Control Program. Mortgage Company asserts that it has implemented, and will continue to maintain, a Loan Quality Control Program that complies with regular Secondary Mortgage Marketing standards such as those promulgated by Freddie Mac with regard to conforming, non-government insured or guaranteed loans and, in the case of non-conforming A-Rated and all Sub-Prime Rated Loans the Secondary
                           Mortgage Market Standards promulgated by recognized Horizon Bank approved non-government End Investors. Mortgage Company hereby grants Horizon Bank or its designee the right to review, at Mortgage Company's expense, its Quality Control policies and procedures during regular business hours with specific permission to Horizon Bank or its designee to review any Loan file where Mortgage Company previously had sold the Loan to Horizon Bank.

5.       LOAN SERVICING BY MORTGAGE COMPANY

         Mortgage Company shall remain responsible for servicing all Loans sold to Horizon Bank pursuant to paragraph 2 of this Agreement. So long as Horizon Bank remains the owner of a Loan, all payments made by a Borrower with respect to a Loan shall be deposited by Mortgage Company in a separate escrow account in the name of Mortgage Company as trustee for Horizon Bank, and held in trust for

Horizon Bank subject to the provisions of this paragraph 5. If requested in writing by Horizon Bank, Mortgage Company shall pay to Horizon Bank all monies held in trust and to be received in trust by Mortgage Company, as and when received by Mortgage Company, with respect to any Loan owned by Horizon Bank for which such request is made. Receipt by Mortgage Company of a request from Horizon Bank to pay to Horizon Bank funds held in trust with respect to a Loan owned by Horizon Bank shall trigger the requirement by Mortgage Company to immediately record with the proper recording or filing authority the assignment of mortgage or trust deed securing such Loan. The Parties agree that for the purposes of this paragraph 5, facsimile notice shall be deemed sufficient notwithstanding any other provision in this Agreement to the contrary. Any monies paid to Horizon Bank pursuant to this paragraph 5 with respect to a Loan owned by Horizon Bank shall, if repurchased by Mortgage Company, be credited against the repurchase price of such Loan. In furtherance of its obligations to continue to service the Loans, Mortgage Company, at its cost, shall at all times exercise due care for and on behalf of Horizon Bank and in connection therewith shall comply with the following and perform such services as are customarily rendered and provided by servicers of loans of the same type as the Loans, including, by way of example and not by way of limitation, the following:

         5.01 Collect Payments. Use its best efforts to collect all payments due on a timely basis under the terms of the Loans as they become due and use its best efforts to obtain full and complete compliance with all of the terms of the Loan Documents for the Loans;

         5.02 Funds Held in Trust. Segregate all funds received by Mortgage Company attributable to the Loans and deposit them, in trust, on behalf of Horizon Bank, as the owner of the Loans, in an account or accounts at the offices of such financial institution or institutions as Horizon Bank may agree upon, which account or accounts shall be insured by the Federal Deposit Insurance Corporation, and withdraw funds from such account or accounts only as may be necessary to comply with the terms and conditions of this Agreement and for no other purpose whatsoever;

         5.03 Remit Funds to Horizon Bank. Remit to Horizon Bank on or before the 10th day of each month Horizon Bank's pro rata share of all amounts received by Mortgage Company with respect to the Loans as of the end of the immediately preceding month, consisting of Horizon Bank's pro rata share of all principal payments on the Loans plus Horizon Bank's Yield.

         5.04 Record Keeping. Maintain complete and accurate records with respect to each and every Loan, such records to be kept and maintained in accordance with generally accepted accounting principles which shall accurately record all receipts and disbursements attributable to each Loan and such other matters as Horizon Bank may request from time to time. If requested by Horizon Bank, Mortgage Company shall furnish to Horizon Bank a statement setting forth, with respect to each Loan for which Mortgage Company has received payments from the Borrower, the remaining unpaid principal balance thereof, the amount of any accrued interest then due and payable, the payment date of the last monthly payment received and the amount thereof, the then remaining payoff amount, and such other information as Horizon Bank may request from time to time;

         5.05 Access to Records. Provide Horizon Bank, its agents or representatives, access to all books and records maintained by Mortgage Company with respect to a Loan with respect to which Mortgage Company is receiving payments from a Borrower, for purposes of inspection at any time and from time to time during regular business hours and upon 24 hours advance telephonic or other form of notice;

         5.06 Collection in the Event of Default. Use its best efforts to collect any and all monthly payments of any Loans which are in default and, if appropriate, cause the commencement of such legal actions or proceedings as may be necessary to cause the collection of same, or the commencement of a foreclosure action on the property securing each Loan;

         5.07 Prior Consent to Action. Discuss with, and obtain the prior consent of, Horizon Bank before the institution or taking of any extraordinary action or proceeding or the incurring of any extraordinary expense in connection with protecting the rights or remedies of Mortgage Company or Horizon Bank with respect to any Loan;

         5.08 Marking Files. Have each file for a Loan appropriately marked to show the ownership interest of Horizon Bank in and to same;

6.       NO WAIVER

         All of Mortgage Company's representations and warranties under this Agreement, all of the conditions to purchase of any Loan, and all of Mortgage Company's other agreements under this Agreement: (I) shall survive the issuance of any commitment to purchase a Loan by Horizon Bank, the delivery of any Loan and the termination of this Agreement for any reason; (ii) shall not be deemed altered or waived by any endorsement or assignment that conflicts with such representations, warranties, conditions or agreements; and (iii) shall inure to the benefit of all successors, transferees and assignees of such Loans. Such representations, warranties, conditions or agreements shall not be considered waived if Horizon Bank purchases any Loan or issues any commitment to purchase any Loan with knowledge that any representations, warranties, conditions or agreements with respect to the Loan have been breached or are untrue. This Agreement cannot be modified, except by agreement in writing executed by authorized officers of both Parties.

7.       TERMINATION OF AGREEMENT

         This Agreement may be terminated by either Party at any time upon 120 days written notice to the other Party. All Loans previously purchased (prior to written notice from Horizon Bank to Mortgage Company) from Mortgage Company and assigned to Horizon Bank will be resold to Mortgage Company under provisions of section 3 of this Agreement. If such repurchase is not effected by Mortgage Company then Horizon Bank will exercise its Loan Put Rights or Real Estate Put Rights which are also spelled out in section 3, paragraphs 3.06 and 3.07 of this Agreement. Any Loan that has not been purchased from Mortgage Company by Horizon Bank for which Mortgage Company has, at the time of receipt of Horizon Bank's written notice of intent to terminate this Agreement, a firm take-out commitment from a Horizon Bank approved End Investor may be submitted to Horizon Bank, prior to closing, for its review and purchase commitment which will not be unreasonably withheld if such Loan(s) are determined by Horizon Bank to meet all applicable Secondary Mortgage Market standards.

8.       DEFAULT PROVISIONS

         The Parties agree that a Default shall occur under this Agreement with the happening of any one or more of the following:

                  a) Failure of the Mortgage Company to repurchase any Loan required to be repurchased under the terms of this Agreement.

                  b) Non-payment by the Mortgage Company of any payment required to be made under this Agreement or under any obligations referred to in this Agreement, or under any instrument executed pursuant hereto, or under any obligation which existed prior to the execution of this Agreement but is required to be paid pursuant to the terms of this Agreement, when the same shall be due, whether by acceleration or otherwise.

                  c) Mortgage Company or any Guarantor of Mortgage Company's obligations under this Agreement becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against the Mortgage Company or Guarantor alleging that the Mortgage Company or such Guarantor is insolvent or unable to pay debts as they mature.

                  d)  Entry  of  default   against  the  Mortgage   Company  not
         discharged within 30 days thereof.

                  e) When Horizon Bank, in good faith, deems itself insecure with respect to any obligations or indebtedness of the Mortgage Company to Horizon Bank.

                  f) Failure of the Mortgage Company to comply with any affirmative covenant, representation or warranty agreed to be kept and performed by the Mortgage Company under the terms of this Agreement, or under the terms of any of the documents executed by the Mortgage Company in connection with the loan transactions contemplated by this Agreement.

                  g) Any material adverse change occurring in either the financial condition, operation, properties, business or management structure of the Mortgage Company or any Guarantor, or the happening of any event affecting either the Mortgage Company or any Guarantor, which, in the opinion of Horizon Bank, has or will materially impair the ability of the Mortgage Company or any Guarantor to comply with all the terms and conditions of the documents evidencing this transaction, including repurchase of the Loans in accordance with the terms of this Agreement.

                  h) Death of any of any person who is a Guarantor of Mortgage Company's obligations under this Agreement.

                  i) Any act defined as an event of default either elsewhere in this Agreement or in any of the loan documents executed in connection herewith.

                  j) Any statement, representation or warranty at any time furnished Horizon Bank is untrue in any material respect as of the date made.

Whenever there is a default under this Agreement, at Horizon Bank's election, Mortgage Company shall immediately repurchase any and all Loans purchased by Horizon Bank from Mortgage Company for the amount specified in Paragraph 3 (Terms of Repurchase) of this Agreement, and Mortgage Company shall further pay to Horizon Bank all other indebtedness and obligations of Mortgage Company to Horizon Bank (however acquired or evidenced) and without relief from valuation and appraisement laws, (all of which are expressly waived by Mortgage Company). Failure at any time to exercise any of the aforesaid options or any other rights of Horizon Bank hereunder shall not constitute a waiver thereof, nor shall it be a bar to exercise of any of the aforesaid options or rights at a later date.

9.       MISCELLANEOUS PROVISIONS

         9.01 Indemnification by Mortgage Company. Mortgage Company hereby agrees to indemnify and hold Horizon Bank harmless from any claims, damages, judgments, costs, including attorney fees, incurred by Horizon Bank as a result of Mortgage Company's breach of any provision of this Agreement. In the event that Horizon Bank institutes any action, suit or other proceeding to remedy, prevent or obtain relief from Mortgage Company's breach of this agreement, Horizon Bank shall recover all attorneys' fees incurred in each and every such action, suit or other proceedings, including any and all appeals or petition therefore.

         9.02 Appointment of Trustees. It is agreed by Horizon Bank and Mortgage Company that the appointment of any trustees under any trust deeds or deeds of trust shall by subject to the approval of Horizon Bank.

         9.03 Financial Information. Mortgage Company shall furnish to Horizon Bank for as long as this Agreement is in effect, as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Mortgage Company, audited financial statements of Mortgage Company consisting of a balance sheet as of the end of such fiscal year, together with related statements of income or loss and changes in financial position of Mortgage Company for such fiscal year, prepared by independent certified public accountants in accordance with generally accepted accounting principles. In addition, Mortgage Company shall also provide Horizon Bank, from time to time, upon request and within thirty (30) days of such request, any other financial reports or statements reasonably required by Horizon Bank. Mortgage Company shall promptly advise Horizon Bank of any change in Mortgage Company's ownership, senior management, or any material adverse change in Mortgage Company's financial condition.

         9.04 Wire Transfer Fee. Mortgage Company will be charged a $35.00 (thirty-five dollar) fee for each outgoing wire transfer it requests be effected by Horizon Bank on its behalf on at least 24 hours prior written notice. Mortgage Company will be charged a $100.00 (one hundred dollar) fee for each outgoing wire transfer it requests be effected by Horizon Bank on same day written notice.

         9.05 Mortgage Company Acting as Independent Contractor. It is stipulated and agreed by the Parties that in selling Loans to and repurchasing Loans from Horizon Bank, and at all other times while Mortgage Company performs under or pursuant to this Agreement, it is acting as an independent contractor and not as an agent, employee, partner or other representative of Horizon Bank. Mortgage Company agrees that it will not hold itself out to third parties as being either an agent, employee, partner or other representative of Horizon Bank.

         9.06 Notices. All notices referred to in this Agreement must be in writing and shall be deemed duly given to and received by a party when delivered, if delivered personally or by a private express delivery service, or when mailed, if mailed by first-class United States mail, postage prepaid, addressed to the party at the address indicated in the Definition section (section 1) of this Agreement or such other address as the Party shall have given written notice of to the other Party.

         9.07 Effect of Article and Section Headings. The article and section headings herein are for convenience only and shall not affect the construction of this Agreement.

         9.08 Document Contains Entire Agreement. This document contains the entire Agreement between the Parties hereto and cannot be modified in any respect except by an Agreement in writing. If in the past the Parties have executed a similar Mortgage Loan Repurchase Agreement, this Agreement shall replace and supersede such earlier executed agreement in all respects.

         9.09 Applicable Law and Venue. This Agreement and all other documents executed in connection herewith shall be governed by and interpreted in accordance with the substantive laws of the State of Indiana notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Mortgage Company hereby consents to the exclusive jurisdiction of any state or federal court situated in or whose boundaries include

                  LaPorte County, Indiana, and waives any objection based on forum non conveniens with regard to any actions claims, disputes, or proceedings relating to this Agreement, or any transactions arising therefrom, or enforcement and/or interpretation of any of the foregoing. Nothing herein shall affect Horizon Bank's rights to serve process in any manner permitted by law or limit Horizon Bank's right to bring proceedings against Mortgage Company in the competent courts of any other jurisdictions.

         9.10 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the Parties hereto.

         9.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, MORTGAGE COMPANY AND HORIZON BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT. MORTGAGE COMPANY AND HORIZON BANK EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLING, AND VOLUNTARILY GIVEN.

         9.12 This agreement and the documents executed by the parties from time to time pursuant hereto, constitute the entire agreement between the parties with respect to the transactions contemplated by this agreement. This agreement may only be amended in writing signed by the parties hereto.

         IN WITNESS WHEREOF, each Party has caused this Agreement to be signed in its corporate name on its behalf by its proper official, duly authorized, and attested by its secretary on the day and year first set forth above.


HORIZON BANK                                   Northeast Mortgage Corporation
                                               and Subsidiary Northeast Mortgage
                                               LLC
515 Franklin Street                            800 Main Street South
Michigan City, Indiana  46360                  South Bury, Connecticut 06488


BY:___________________________                 BY:__________________________
ITS: Sr. Vice President                        ITS:__________________________
    --------------------------------
ATTEST:______________________                  ATTEST:_____________________
Witness                                        Witness

Revised 5/00